ACM Municipal Securities Income Fund, Inc.
File Number 811-7510
April 30, 2004
Attachment 77Q1

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #87 completely, the correct answer is as follows:


87. Securities of Registrant registered on a national securities exchange or listed on NASDAQ:

Title of each class 		cusip or	    Ticker
of securities		Nasdaq No.  Symbol

A) Common Stock		000942102	 AMU
B) Preferred Stock Series A	000942201	 AMU
C) Preferred Stock Series B	000942300	 AMU
D) Preferred Stock Series C	000942409	 AMU